Exhibit 23.1







               CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Milacron Inc. Plan for the Deferral of Director's Compensation of our report dated February 6, 1998, with respect to the consolidated financial statements and schedule of Milacron Inc. and subsidiaries, included in its Annual Report on Form 10-K for the year ended December 27, 1997, filed with the Securities and Exchange Commission.






Cincinnati, Ohio
January 12, 1999